UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 8, 2024

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40715	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 Edina Industrial Blvd. Edina, Minnesota	55439
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	PETV	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	PETVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 8, 2024, PetVivo Holdings, Inc. (the “Company”) appointed Garry Lowenthal to serve as the Company’s Chief Financial Officer.

Mr. Lowenthal, 64, has over 25 years of extensive experience in senior operations and key finance management positions, both with private and public companies. He has developed a substantial background with equity capital raising transactions while managing both private placements and public offerings for various corporations. Mr. Lowenthal has vast financial and corporate management experience, including: (a) performing the functions as the Managing Partner of Security First International, Inc., a CFO advisory and management consulting firm, March 2019 to present; (b) assuming the role of an advisor, acting chief financial officer, and director of Elate Group, Inc. (Elate Moving, LLC), a global moving and storage company based in New York City, through his CFO consulting company, Security First International, Inc., December 2021 to March 2024; and (c) taking on the responsibilities of a director, Executive Vice President and Chief Financial Officer of Fision Corporation, a provider of digital asset and sales enablement agile marketing software, July 2010 to February 2019. Furthermore, Mr. Lowenthal has served on the national board of Financial Executives International (“FEI”), a premier professional association for CFOs and other senior financial executives. He has also served as President of the Twin Cities Chapter of FEI and, in the past, as chairman of FEI’s national technology committee. Mr. Lowenthal has been on the Alumni Advisory Board of the Carlson School of Management at the University of Minnesota where he graduated with a master’s degree in taxation and finance, a Bachelor of Science in Business degree in Accounting, and an Associate Degree in Liberal Arts. He has also served as a District Chairman for the Boy Scouts of America and serves on the President’s Cabinet for the local Council. Mr. Lowenthal is also a past President and Director for Kiwanis International in his local community club. As an operational CFO, along with his financial reporting and regulatory expertise, Mr. Lowenthal further understands the world of corporate governance through his experiences serving as a fiduciary director. Finally, Mr. Lowenthal’s experiences working for two of the largest CPA/consulting firms, PricewaterhouseCoopers (“PwC”) and Deloitte, with various client engagements in diverse industries, allows him to bring a unique perspective as an advisor to Boards of Directors of public companies.

Under the terms of an employment agreement dated March 8, 2024 (the “Employment Agreement”), Mr. Lowenthal will receive an annual base salary of $200,000 or such higher amount as may from time to time be approved by the Company’s Board of Directors (the “Board”), which shall be paid to Mr. Lowenthal’s holding company, Security First International, Inc. The Employment Agreement is for a term of approximately three years and terminates on March 31, 2027. The Company may terminate Mr. Lowenthal’s employment immediately for Cause (as defined in the Employment Agreement) or upon thirty days’ notice for any other reason.

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For the term that the Company employs Mr. Lowenthal, the Company will grant Mr. Lowenthal an initial award (the “Award”) of 90,000 restricted stock units (“RSUs”), on April 1, 2024 each of which shall represent an unfunded, unsecured right for him to receive one share of the Company’s common stock (the “Common Stock”). The RSUs shall be subject to the terms and conditions of the Company’s 2020 Equity Incentive Plan (the “2020 Equity Incentive Plan”) and the Restricted Stock Unit Award Agreement between the Company and Mr. Lowenthal (the “Award Agreement”), a copy of which is attached to the Employment Agreement as Exhibit A. The RSUs will vest as follows: 45,000 RSUs on January 28, 2025, and 45,000 RSUs on January 28, 2026. Additionally, Mr. Lowenthal shall be credited with dividend equivalents equal to the dividends that he would have received if he had been the owner of a number of shares of Common Stock equal to the number of RSUs credited to him on such dividend payment date (the “Dividend Equivalent”). Any Dividend Equivalent shall be converted into additional RSUs in accordance with the Award Agreement and shall vest and be settled in the same manner and at the same time as the corresponding Award, as if they had been granted at the same time as such Award. Upon vesting, the RSUs shall convert into shares of the Company’s common stock (“Common Stock”) on a one-for-one basis. Mr. Lowenthal is eligible to receive additional equity grants as determined by the Company’s Compensation Committee pursuant to the 2020 Equity Incentive Plan.

Mr. Lowenthal is also entitled to receive a signing bonus in the amount of $10,000 upon the execution of the Employment Agreement, which shall be paid to Mr. Lowenthal’s holding company, Security First International, Inc. Mr. Lowenthal also shall be eligible for a cash performance/incentive bonus that is approved and granted by the Board pursuant to the achievement of milestones established by the Company’s Compensation Committee. The Board will consider such performance-based bonuses for Mr. Lowenthal on a regular basis, which shall occur at least once each calendar year.

Mr. Lowenthal is subject to a non-competition covenant during the term of his employment and for an additional one-year period thereafter. Mr. Lowenthal is subject to a non-solicitation covenant with respect to the Company’s employees for one year following termination of his employment. Mr. Lowenthal is also subject to a customary confidentiality covenant.

The foregoing summary of the Employment Agreement and the Award Agreement (a copy of which is attached to the Employment Agreement as Exhibit A) does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement and the Award Agreement, copies of which are attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference in its entirety.

There are no relationships or transactions between Mr. Lowenthal and the Company that require disclosure under Items 401(d) or 404(a) of Regulation S-K, respectively.

A copy of the press release that the Company issued announcing the appointment of Mr. Lowenthal as the Company’s Chief Financial Officer is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Executive Employment Agreement dated March 8, 2024, between PetVivo Holdings, Inc. and Garry Lowenthal; Restricted Stock Unit Award Agreement dated March 8, 2024, between PetVivo Holdings, Inc. and Garry Lowenthal.
99.1	Press Release dated March 11, 2024, announcing the appointment of Garry Lowenthal as PetVivo Holdings, Inc.’s Chief Financial Officer.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: March 13, 2024	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer

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